                                                                    Exhibit 2.3

                                VOTING AGREEMENT
                              AND IRREVOCABLE PROXY

     THIS AGREEMENT is made and entered into as of April 24, 1998 by and between The Hain Food Group, Inc., a Delaware corporation ("Hain"), and the undersigned shareholders (the "Shareholders") of Arrowhead Mills, Inc., a Texas corporation (the "Company").

                                    RECITALS

     WHEREAS, Hain and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith (capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement), which provides, among other things, upon the terms and subject to the conditions thereof, that the Company will merge (the "Merger") with and into a wholly owned subsidiary of Hain to be formed for the purpose thereof;

     WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number and class of issued and outstanding shares of common stock of the Company, par value $.01 per share (the "Company Common Stock"), set forth opposite such Shareholder's name on the signature page hereto;

     WHEREAS, as a condition to entering into the Merger Agreement, Hain requires the Shareholders to enter into this Agreement governing the voting and disposition of such number of shares of Company Common Stock now owned by the Shareholders (which, as of the date hereof, constitute 67.64% of the outstanding Company Common Stock) and so indicated on the signature pages of this Agreement and which may hereafter be acquired by any of the Shareholders (all of such shares of Company Common Stock, collectively, the "Company Shares").

                                    AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Revocation of Proxies; Agreement to Vote; Grant of Proxy. Each Shareholder hereby revokes any and all previous proxies with respect to the Company Shares owned by such Shareholder. Each Shareholder agrees to attend, in person or by proxy, any meeting of the shareholders of the Company called pursuant to the Merger Agreement to vote upon approval and adoption of the Merger Agreement and the Merger, and to vote upon approval and adoption of the Merger Agreement and the Merger, and to vote such Company Shares owned by the Shareholder and any voting securities of the Company hereafter issued in exchange therefor or in respect thereof for approval and adoption of the Merger Agreement and the Merger in favor of any other matters that are intended to facilitate and implement the Merger and that are contemplated by the Merger Agreement, submitted for approval by the written consent or the vote of the shareholders of the Company at any meeting, or at any adjournment or adjournments thereof, pursuant to the Merger Agreement. Notwithstanding the foregoing, effective upon the execution and delivery of this Agreement, each Shareholder appoints Irwin D. Simon and Jack Kaufman, and each of them, with full power of substitution in each, as its attorney and proxy, solely (a) to vote the Shareholder's Company Shares at any meeting of shareholders of the Company or any adjournment or adjournments thereof, or (b) to give a consent with respect to the Shareholder's Company Shares, in each case in favor of approval and adoption of the Merger Agreement and the Merger and any other matters that are intended to facilitate and implement the Merger and that are contemplated by the Merger Agreement. Except as otherwise set forth herein, this proxy shall not extend to matters other than those specifically enumerated in this Section 1. This proxy and power of attorney is irrevocable and coupled with an interest in favor of Hain. This proxy and power of attorney shall be effective until the date (the "Termination Date") of the earliest to occur of
(i) consummation of the Merger, (ii) termination of the Merger Agreement in accordance with its terms and (iii) August 31, 1998.

     2. Limitation on Disposition or Encumbrance of Shares. Each Shareholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Shareholder shall not, and shall not offer or agree to
(i) sell, transfer, tender, assign, hypothecate or otherwise dispose of, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Shareholder's voting rights, charge or other encumbrance of any nature whatsoever with respect to the Company Shares, (ii) tender any shares of Company Common Stock pursuant to any tender offer or exchange offer, or (iii) grant any person a proxy or other right to vote or direct the vote of any shares of Company Common Stock.

     3. No Solicitation. (a) Each of the Shareholders agrees that it shall not, directly or indirectly, (i) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing nonpublic information) any inquiries or the making of any offer or proposal by any corporation, partnership, trust, person or other entity or group (a "Third Party") with respect to, or that could reasonably be expected to lead to, an Acquisition Transaction or (ii) negotiate, explore or otherwise communicate in any way with any Third Party with respect to any Acquisition Transaction or enter into, approve or recommend any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. The parties hereto agree and acknowledge that nothing in this Section 3 or any other part of this Agreement shall be construed as requiring any Shareholder or affiliate thereof who also is a director of the Company to propose, endorse, approve or recommend the Merger or any transaction contemplated thereby (or otherwise participate in any action that is permitted under the terms of Sections 8.1(b), 8.6 and 10.1(f) of the Merger Agreement), in each case in such Shareholder's or affilate's capacity as a director of the Company in any manner inconsistent with his or her fiduciary duties as director.

     (b) Each of the Shareholders shall (i) promptly notify the other party of receipt by it of any inquiries, proposals or offers with respect to an Acquisition Transaction or any request for nonpublic information relating to the Company in connection with an Acquisition Transaction or for access to the Company's or any of its subsidiaries' properties, books or records by any third party that informs its Board of Directors that such third party is considering making, or has made, a proposal or offer with respect to an Acquisition Transaction, and (ii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform such individuals or entities of the obligations undertaken in this
Section 3.

     4. Legend on Certificates. The certificate(s) evidencing the Company Shares shall, prior to any transfer of such certificates, be endorsed with a restrictive legend substantially as follows:

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF APRIL , 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND THE HAIN FOOD GROUP, INC. ("HAIN"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF HAIN. THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY ALL THE TERMS OF SUCH AGREEMENT, AS THE SAME IS IN EFFECT FROM TIME TO TIME.

     5. Representations and Warranties of the Shareholders. Each Shareholder hereby severally, and not jointly, represents and warrants with respect to itself and its ownership of the Company Shares to Hain as follows:

     (a) Authority Relative to this Agreement. The Shareholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby have been duly and validly authorized by all necessary partnership or corporate action on the part of the Shareholder, if applicable. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Hain, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally.

     (b) No Conflict. The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which any property or asset of the Shareholder is bound, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Shareholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder or any property or asset of the Shareholder is bound, in each case, except as would not materially impair the ability of the Shareholder to perform hereunder.

     (c) Title to the Company Shares. The Company Shares owned by the Shareholder as identified on the signature pages hereto are all the securities of the Company owned, either of record or beneficially, by the Shareholder. The Shareholder owns all such shares of Company Common Stock free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Shareholder's voting rights, charges and other encumbrances of any nature whatsoever, and, except pursuant to this Agreement, the Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to any of the Company Shares.

     6. Representations and Warranties of Hain. Hain hereby represents and warrants to the Shareholders that Hain has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Hain has been duly authorized by all necessary corporate action on the part of Hain. This Agreement has been duly and validly executed and delivered by Hain and, assuming the due authorization, execution and delivery by the Shareholders, constitutes a legal, valid and binding obligation of Hain enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally.

     7. Certain Events. Each shareholder agrees that, in the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock by the Share-holder, this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by the Shareholder. In the event of a stock dividend or distribution, or any change in Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Company Shares" shall be deemed to refer to and include the Company Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Company Shares may be changed or exchanged.

     8. Miscellaneous.

     (a) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof without the requirement for posting of a bond, in addition to any other remedy to which a party may be entitled at law or in equity.

     (b) Entire Agreement. This Agreement, including the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings among the parties with respect thereto. There are no representations, promises, warranties, covenants or undertakings by any party, other than those expressly set forth or referred to herein and therein.

     (c) Assignment; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement is not intended to confer any rights or remedies hereunder upon any third party.

     (d) Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement signed by the parties hereto. Any extension of time or waiver of any provision hereof shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver or failure to insist upon strict compliance with any provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     (e) Severability. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     (f) Notices. (i) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

     (A) If to Hain:

                           The Hain Food Group, Inc.
                           50 Charles Lindbergh Boulevard
                           Uniondale, New York  11553

                           Facsimile No.:  (516) 237-6240
                           Attention:  President
                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005

                           Facsimile No.:  (212) 269-5420
                           Attention:  Roger Meltzer, Esq.

     (B) If to the Company:

                           Arrowhead Mills, Inc.
                           110 South Lawton
                           Hereford, Texas  79045
                           Facsimile No.:  (806) 364-1068
                           Attention:  Chief Operating Officer

                           with a copy to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin Street
                           Houston, TX 77002-6760

                           Facsimile No.:  (713) 758-2346-
                           Attention: J. Mark Metts, Esq.

     (C) If to any Shareholder, at the address set forth in the signature page hereof.

     (ii) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     (g) Time of the Essence. The parties hereto agree that time is of the essence in the performance of all obligations hereunder.

     (h) Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     (i) Governing Law. This Agreement shall be construed in accordance with, the governed in all respects by, the laws of the State of New York without regard to principles of conflicts of laws.

     (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.

     (k) Waiver. (i) No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right privilege or remedy shall preclude any other or further exercise thereof or of any other power, right privilege or remedy. (ii) No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not bee applicable or have any effect except in the specific instance in which it is given.

     (l) Severability. In the event that any provision of this Agreement, or the application of such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     (m) Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such Instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     (n) Attorney's Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                         VOTING AGREEMENT SIGNATURE PAGE

     IN WITNESS WHEREOF, Hain and the Shareholders have duly executed this Agreement, as of the date first written above.

                                   THE HAIN FOOD GROUP, INC.

                                   By: /s/ Irwin D. Simon
                                       ------------------
                                       Name: Irwin D. Simon
                                       Title: President and CEO


                                                                   % OF
                                             NUMBER OF             OUTSTANDING
                                             COMPANY SHARES        COMPANY
SHAREHOLDERS:                                OWNED:                COMMON STOCK:
------------                                 ---------------       -------------


/s/ Alexander Dzieduszycki                    30,165                    5.32%
--------------------------
Alexander Dzieduszycki
Address:

The George Dana Sinkler, Jr.
  Revocable Living Trust                      60,331                   10.64%


By: /s/ Dana Sinkler
    ----------------
    Name:  Dana Sinkler
    Address:



                                                             % OF
                                       NUMBER OF             OUTSTANDING
                                       COMPANY SHARES        COMPANY
SHAREHOLDERS:                          OWNED:                COMMON STOCK:
-------------                          --------------        -------------

TSG2 L.P.                                 293,048                 51.68%
                                          -------                 ------


By:    TSG2 Management, L.L.C.,
       its general partner

By:    /s/ Charles H. Esserman
       -----------------------
       Name:  Charles H. Esserman
       Address:

                    Total:                383,544                 67.64%
                                          -------                 ------
                                          -------                 ------



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